                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                   AUTOLOGIC INFORMATION INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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


                   AUTOLOGIC INFORMATION INTERNATIONAL, INC.

                          1050 RANCHO CONEJO BOULEVARD
                         THOUSAND OAKS, CALIFORNIA 91320

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

                                  April 4, 2001

                              --------------------

      NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Autologic Information International, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal offices, 1050 Rancho Conejo Boulevard, Thousand Oaks, California 91320, on Wednesday, April 4, 2001 at 9:30 a.m., local time. The following matters are to be presented for consideration at the meeting:

      1. The election of seven directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

      2. A proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the Company's fiscal year ending November 4, 2001; and

      3. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The close of business on February 26, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

                                           By Order of the Board of Directors,

                                                    Howard B. Weinreich
                                                       Secretary

March 5, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
  THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NEEDED IF MAILED IN THE
                                 UNITED STATES.

                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.

                          1050 RANCHO CONEJO BOULEVARD
                         THOUSAND OAKS, CALIFORNIA 91320

                              --------------------

                                 PROXY STATEMENT

                              --------------------

This Proxy Statement is furnished to the holders of Common Stock ("Common Stock") of Autologic Information International, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the year 2001 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's principal offices, 1050 Rancho Conejo Boulevard, Thousand Oaks, California, on Wednesday, April 4, 2001 at 9:30 a.m., local time, and at any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. It is anticipated that this Proxy Statement and the Proxies will be mailed to stockholders on or about March 5, 2001. The cost of preparing, assembling and mailing the Notice of Meeting, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse banks, brokerage houses and other custodians which are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting materials to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview.

A stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Company, Attention: Secretary, by a duly executed proxy of later date, or by voting in person at the Meeting. Proxies properly executed and received in time for the Meeting will be voted.

The close of business on February 26, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. There were outstanding, as of the close of business on that date, 5,787,970 shares of Common Stock. A majority of the outstanding shares, represented in person or by proxy at the Meeting, is required to constitute a quorum for the transaction of business at the Meeting. Holders of Common Stock are entitled to one vote for each share thereof held of record. A plurality (that is, the seven persons receiving the most votes) of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required for the election of directors and the affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required to ratify the Board's selection of independent auditors. Abstentions are considered as shares present and entitled to vote and, therefore, to the extent a vote requires approval by a majority of shares present in person or by proxy and entitled to vote, abstentions will have the effect of a negative vote thereon. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in "street name") for its customers with respect to non-contested elections of directors, the ratification of the a board's selection of independent auditors and certain other matters. Brokers are, therefore, expected to vote such shares on the election of directors and for the ratification of the Board's selection of auditors. Under Delaware law, shares held by brokers in street name which they are not entitled to vote (called "broker non-votes") are not considered entitled to vote. Accordingly, broker non-votes on any matter will have no effect on the outcome of the vote on that matter. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors and to ratify the selection of Ernst & Young LLP as the Company's independent auditors. The Board of Directors does not intend to bring before the Meeting any other matter and knows of no other matters to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on those matters or motions, including any matters or motions dealing with the conduct of the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                      STOCKHOLDERS, MANAGEMENT AND NOMINEES

The following table sets forth information at February 15, 2001 (except as set forth below) with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company and each person who is proposed by the Board of Directors to be a nominee for election as director at the Meeting (the "Nominees"), (iii) each current executive officer named in the Summary Compensation Table under the caption "Executive Compensation" and (iv) all executive officers and directors of the Company as a group:


                                           AMOUNT AND NATURE         PERCENT
                                             OF BENEFICIAL              OF
BENEFICIAL OWNER                             OWNERSHIP(1)            CLASS(2)
----------------                           -----------------         ---------
Volt Information Sciences, Inc.(3)           3,400,100(3)              58.7%
Fidelity International Ltd.(4)                 372,057(4)               6.4%
FMR Corp.(4)                                   189,671(4)               3.3%
Summit Capital Management, LLC,
  Summit Capital Partners, LP and
  John C. Rudolf(5)                            579,450(5)              10.0%
Leroy M. Bell                                    2,500(7)                 *
Alvin J. Brunner                                10,000(7)                 *
EuGene L. Falk                                   2,000(7)                 *
James J. Groberg                                 7,000(7)(8)              *
Anthony F. Marrelli                              3,600(7)                 *
Paul H. McGarrell                                2,000(7)                 *
Jerome Shaw                                      4,000(7)(8)              *
William Shaw                                     4,000(7)(8)              *

All Executive Officers and
  Directors as a group (8 persons)              35,100(7)(8)              *

(1) Except as noted, the named beneficial owners have sole voting and dispositive power over their respective beneficially owned shares.

(2) Asterisk indicates less than 1%. Shares reflected as owned by a person that are not outstanding, but that are issuable upon exercise of options held by such person that were exercisable on or within 60 days after February 15, 2001, are considered outstanding for the purpose of computing the percentage of outstanding Common Stock that would be owned by the optionee if the options were exercised, but (except for the calculation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for the purpose of computing the percentage of outstanding Common Stock owned by any other person.

(3) Owned of record by NUCO I, Ltd., a wholly owned subsidiary of Volt Information Sciences, Inc. ("Volt"). The address of both NUCO I, Ltd. and Volt is 560 Lexington Avenue, New York, New York 10022-2928.

(4) Based on information as of December 31, 1999 contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000 by Fidelity International Limited, Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda ("FIL"), and FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109 ("FMR"). These Schedules reflect that (i) FMR and Edward C. Johnson 3d each has sole power to dispose of and vote the shares owned by FMR Corp. and that members of Mr. Johnson's family, including Abigail Johnson, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR, (ii) a partnership controlled by Mr. Johnson and members of his family own 39.9% of the voting power of FIL and (iii) Mr. Johnson is Chairman of FMR and FIL. FIL and FMR are of the view that they are not acting as a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, and that they are not required to attribute to each other beneficial ownership of the securities beneficially owned by the other. If the Common Stock ownership of FIL and FMR were combined, they would own an aggregate of 561,728, or 9.7% of the outstanding, shares of Common Stock on December 31, 2000.

(5) Based on information as of December 31, 2000 contained in a Schedule 13G filed with the Securities and Exchange Commission on February 20, 2001 by Summit Capital Management, LLC, Summit Capital Partners, LP and John
        C. Rudolf, the business address of each being 601 Union Street, Suite 3900, Seattle, Washington 98101. According to the Schedule 13G, Mr. Rudolf has sole voting and dispositive power with respect to 8,700 shares and shares voting and dispositive power with Summit Capital Management, LLC, the general partner of Summit Capital Partners, LP, with respect to 570,750 shares.

(6) Includes the following shares issuable upon the exercise of the portion of options which are exercisable on or within 60 days after February 15, 2001 granted by the Company to Leroy M. Bell, 2,000; Alvin J. Brunner, 10,000; EuGene L. Falk, 2,000; James J. Groberg, 7,000; Anthony F. Marrelli, 3,500; Paul H. McGarrell, 2,000; Jerome Shaw, 4,000; William Shaw, 4,000; and all executive officers and directors as a group, 34,500.

(7) Excludes the shares owned by Volt. Messrs. William Shaw, Jerome Shaw and James J. Groberg are executive officers and directors of Volt and Messrs. William Shaw and Jerome Shaw are principal stockholders of Volt.


                        PROPOSAL 1. ELECTION OF DIRECTORS

The Company's By-Laws provide that the number of members of the Board of Directors shall be not less than three or more than twelve, the exact number to be fixed by resolution of the Board of Directors. The Board of Directors presently consists of seven members.

Unless authority to do so is withheld, Proxies will be voted at the Meeting for the election of each of the Nominees named below to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified. Each of the Nominees was elected by the Company's stockholders at the Company's 2000 Annual Meeting except Alvin J. Brunner, who was elected by the Board of Directors on September 21, 2000. The Company believes that all of the Nominees are available to serve as directors. In the event that any of the Nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees designated by the Board of Directors.

BACKGROUND OF NOMINEES

LEROY M. BELL, 66, has been a director of the Company since August 1996. Mr. Bell was a director of Information International, Inc. (Triple-I) from 1990 until its merger with and into the Company in January 1996 and was Vice President of Customer Support for Triple-I from 1979 until his retirement in 1994. Mr. Bell has also been President of B & B Vending Machines, Inc. (a vending machine service company) since July 1995.

ALVIN J. BRUNNER, 55, has been President and Chief Operating Officer of the Company since June 2000 and a director of the Company since September 2000. Mr. Brunner has served as Vice President of Americas Operations of the Company from March 1997 to June 2000, Vice President of Sales from 1990 to March 1997 and Regional Sales Manager from 1980 to 1990.

EuGENE L. FALK, 57, has been a director of the Company since September 1997. Mr. Falk has been a Partner in Summit Partners, LLC, a consulting firm, since 1995. He was formerly Executive Vice President and Chief Operating Officer of Media Passage, an ad placement service for national advertising, from 1997 to 1999 and Executive Vice President and General Manager of the Los Angeles Times from 1990 to 1996. From 1986 to 1990, he was Executive Vice President and General Manager of the Philadelphia Inquirer and for the 15-year period prior to that held numerous operations management positions within Knight-Ridder Newspapers, Inc.

JAMES J. GROBERG, 72, has been a director of the Company since September 1995. He has been a Senior Vice President and the Chief Financial Officer of Volt for more than the past five years. Mr. Groberg is a director of Volt.

PAUL H. McGARRELL, 72, has been a director of the Company since January 1996. Mr. McGarrell served as President of Autologic, Inc. ("Autologic"), which with Triple-I merged with and into the Company in January 1996, from 1987 to 1990, when he retired. From 1990 until November 1995, Mr. McGarrell acted as a consultant to Autologic while serving as Chairman of its Board of Directors.

JEROME SHAW, 74, has been a director of the Company since January 1996. He is a founder of Volt, serving as its Executive Vice President and Secretary for more than the past five years, and has been employed in executive capacities by Volt and its predecessors since 1950. He also serves as a director of Volt.

WILLIAM SHAW, 76, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since September 1995, and has served as a director of the Company since November 1995. Mr. Shaw is a founder of Volt, serving as its President and Chairman of the Board for more than the past five years, and has been employed in executive capacities by Volt and its predecessors since 1950. He also serves as a director of Volt.

William Shaw and Jerome Shaw are brothers. There are no other family relationships among the directors or executive officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended November 3, 2000, the Board of Directors held four meetings. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees on which such director served that were held during fiscal 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors presently has Audit and Executive Compensation Committees. The Board of Directors has no nominating committee.

The Audit Committee of the Board of Directors, which presently consists of Messrs. Leroy M. Bell, James J. Groberg and Paul H. McGarrell. Messrs. Bell and McGarrell meet the independence requirements for audit committee members under the listing standards of the National Association of Securities Dealers for Securities, such as the Company's Common Stock, quoted on the Nasdaq National Market. The committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement.

The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report," below. The committee held two meetings during fiscal 2000.

The Executive Compensation Committee of the Board of Directors, presently consisting of Messrs. William Shaw, EuGene L. Falk, James J. Groberg and Jerome Shaw, is authorized to make recommendations regarding the salaries, bonuses and other compensation arrangements for executive officers of the Company to the entire Board of Directors, which makes the determination. The Executive Compensation Committee did not meet separate from the entire board during the past fiscal year.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent public accountants have the responsibility for the examination of the Company's annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's year ended November 3, 2000, the Audit Committee:

    o Reviewed and discussed the audited financial statements for the fiscal year ended November 3, 2000 with management and Ernst & Young, LLP ("Ernst & Young"), the Company's independent public accountants;

    o Discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

    o Received the written disclosures and the letter from Ernst & Young regarding its independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also discussed Ernst & Young's independence with Ernst & Young and considered whether the provision of non-audit services rendered by Ernst & Young was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors (see "Ratification of the Selection of Auditors," below).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended November 3, 2000 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                                    Respectfully,

                                                    Leroy M. Bell
                                                    Paul H. McGarrell
                                                    James J. Groberg

REQUIRED VOTE

A plurality of the votes cast at the Meeting by the holders of Common Stock will be required for the election of directors. The Board of Directors recommends that stockholders vote FOR each of Leroy M. Bell, Alvin J. Brunner, EuGene L. Falk, James J. Groberg, Paul H. McGarrell, Jerome Shaw and William Shaw to serve as directors of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended November 3, 2000, October 29, 1999 and October 30, 1998 by the Company's Chief Executive Officer and each of the other executive officers of the Company serving at November 3, 2000 (and Dennis D. Doolittle, who ceased serving as an executive officer in June 2000), who received cash compensation in excess of $100,000 during the fiscal year ended November 3, 2000:


                                                                            LONG-TERM
                                                                           COMPENSATION
                                                    ANNUAL COMPENSATION     SECURITIES
                                                 -----------------------     UNDERLYING       ALL OTHER
PRINCIPAL POSITION                 YEAR          SALARY(1)      BONUS       OPTIONS (#)     COMPENSATION
------------------                 ----          ---------    ----------    -----------     ------------
William Shaw,                      2000              --           --           --              --
  Chairman of the Board and        1999              --           --         10,000            --
  Chief Executive Officer(2)       1998              --           --           --              --

Alvin J. Brunner,                  2000          $164,023     $115,269(3)    15,000         $   990(3)
  President and Chief
  Operating Officer(3)

Anthony F. Marrelli,               2000          $173,052    $   6,000         --           $ 6,202(4)
  Vice President and               1999           159,182         --          2,500            --
  Chief Financial Officer(4)       1998           151,590       12,500         --              --

Dennis D. Doolittle,               2000          $130,099         --           --           $36,895(5)
  Vice Chairman of the Board,      1999           205,000         --         10,000           3,879
  President and Chief              1998           202,968     $ 22,500         --             3,909
  Operating Officer(5)

--------------------------------------------------------------------------------

(1) Includes amounts deferred under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2) Except for the options granted by the Company, all of Mr. Shaw's compensation has been paid by Volt for services rendered in all capacities to Volt, which has a number of subsidiaries, including the Company. It is not feasible to allocate any portion of Mr. Shaw's compensation from Volt to the Company and none is borne by the Company.

(3) Mr. Brunner became President of the Company on June 14, 2000. Prior to that date he did not serve as an executive officer of the Company. For Mr. Brunner, Annual Compensation-Bonus includes sales commissions ($90,269), and All Other Compensation represents amounts reimbursed him under the Company's personal computer purchase program ($990).

(4) For Mr. Marrelli, All Other Compensation includes relocation allowance ($5,000), amounts reimbursed him under the Company's personal computer purchase program ($990) and travel savings reimbursement ($212).

(5) All Other Compensation in fiscal 2000 for Mr. Doolittle includes vacation paid at termination ($30,977), automobile ($5,591) and travel savings reimbursement ($327).

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning options granted during the year ended November 3, 2000 by the Company to the executive officers named in the Summary Compensation Table:


                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------   VALUE AT ASSUMED
                                                                              ANNUAL RATES OF
                   NUMBER OF     PERCENT OF                                     STOCK PRICE
                    SHARES     TOTAL OPTIONS                                  APPRECIATION FOR
                  UNDERLYING     GRANTED TO     EXERCISE                       OPTION TERM(2)
                   OPTIONS      EMPLOYEES IN      PRICE        EXPIRATION    -----------------
NAME              GRANTED(1)     FISCAL YEAR    PER SHARE          DATE           5%       10%
----              ----------    ------------   ---------     --------------  ------     ------
Alvin J. Brunner    15,000         100%          $2.91           6/13/10     27,451     69,567

----------------------

(1) The exercise price of the option is 100% of the market value of the shares on the date of grant. The option became exercisable as to 3,000 shares immediately upon grant and becomes exercisable as to 4,000 shares per annum commencing one year after the date of grant, all on a cumulative basis. The option term is subject to early termination at specified times following termination of employment, death or disability.

(2) These are hypothetical values using assumed compound growth rates prescribed by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market price of the Common Stock.


AGGREGATED YEAR-END OPTION VALUES

None of the executive officers of the Company named in the Summary Compensation Table exercised stock options to purchase shares of the Common Stock during fiscal 2000. The following table sets forth certain information as of November 3, 2000 concerning the shares subject to unexercised options to purchase Common Stock held at that date by the executive officers named in the Summary Compensation Table:


                                    NUMBER OF SHARES                  VALUE OF
                                       UNDERLYING                    UNEXERCISED
                                       UNEXERCISED                  IN-THE-MONEY
                                         OPTIONS                       OPTIONS
                                        AT FISCAL                     AT FISCAL
                                        YEAR-END                      YEAR-END
                                      (EXERCISABLE/                 (EXERCISABLE/
NAME                                 UNEXERCISABLE)              UNEXERCISABLE)(1)
----                                 --------------              -----------------
William Shaw                          11,000/8,000                     $0/0
Alvin J. Brunner                      9,000/16,000                     $0/0
Anthony F. Marrelli                    3,000/2,000                     $0/0


------------------

(1) Represents the closing sale price of the Common Stock underlying the options on The Nasdaq Stock Market's National Market on November 3, 2000, the last date on which the Common Stock was traded prior to the end of fiscal 2000, minus the option exercise price.

REMUNERATION OF DIRECTORS

Each director who is not regularly employed by either the Company or Volt (Messrs. Leroy M. Bell, EuGene L. Falk and Paul H. McGarrell) receives a director's fee at an annual rate of $15,000 plus $1,000 for each meeting of the Board of Directors attended other than telephonically. These directors are also reimbursed by the Company for their reasonable out-of-pocket expenses incurred in attending meetings and performing services on behalf of the Company. During the year ended November 3, 2000, the Company paid premiums aggregating $7,513 with respect to health, disability and life insurance policies maintained by the Company for Mr. McGarrell, the former President of Autologic.


EMPLOYMENT AND TERMINATION AGREEMENTS

The Company is a party to an Employment Agreement dated as of June 14, 2000 with Alvin J. Brunner which provides for an indefinite term of employment, subject to termination on four months' notice by either party. Mr. Brunner's annual salary is presently $210,000. Under his Employment Agreement, Mr. Brunner may also receive bonuses at the discretion of the Board.


REPORT OF BOARD OF DIRECTORS CONCERNING EXECUTIVE COMPENSATION

This report is presented by the Board of Directors, which determined the compensation of all executive officers for fiscal 2000.

To date, the Company has used a combination of salary as a base for compensation, bonuses either as incentives or rewards for short- or long-term performance, and stock options as a means of providing long-term incentives. In determining an executive's base salary, the Board considered the executive's performance, level of responsibility and expertise, as well as the Company's performance, economic conditions (including the cost of living) and competitive factors. Bonuses are based on the Company's performance, as well as the executive's overall performance, contribution toward the Company's profitability, meeting corporate objectives and, in certain instances, meeting specific corporate goals or completing specific programs or projects. The Board's decisions are made on a subjective basis without assigning weights to any particular factor.

Stock options are granted under the Company's Stock Option Plans as the primary method of providing long-term incentive compensation to key employees of the Company, including directors and executive officers, while conserving available cash for operations and growth. The Company believes that stock options foster the interest of key employees in seeking long-term growth for the Company, as well as linking their interests with the overall interests of stockholders. In determining when to grant options and the size of the award to any particular executive or key employee, the Board considers factors such as the executive's or employee's position, level of responsibility, value to the Company, future objectives, prior option grants, accomplishments, performance and other compensation. No one factor is given special weight, but decisions are made based on an overall assessment of the individual.

Compensation of Chief Executive Officer. Mr. William Shaw serves as the Company's Chief Executive Officer, but receives no cash compensation for his services to the Company. Mr. Shaw is also the Chairman and President of Volt, which owns approximately 59% of the Company's outstanding stock. The Company has drawn upon the expertise of various key employees, including Mr. Shaw and other executive officers, of Volt, for which the Company has paid limited amounts to Volt (see "Certain Transactions") and no compensation to the individuals providing such advice and services to the Company.

Certain Tax Legislation. Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers.

Certain "performance based compensation" is excluded from the deduction limitation. The option granted by the Board in fiscal 2000 to Mr. Brunner is not "performance based compensation" under Section 162(m). Therefore, any amount that would otherwise be deductible by the Company with respect to such options must be taken into account in determining whether the $1,000,000 Section 162(m) limitation is exceeded at the time the option is exercised.


                      Respectfully submitted,


           Leroy M. Bell                           James J. Groberg
           Alvin J. Brunner                        Paul H. McGarrell
           EuGene L. Falk                          Jerome Shaw
                                                   William Shaw

PERFORMANCE GRAPH

The following graph compares the cumulative return to holders of the Company's Common Stock, assuming they had been holders of Common Stock of Triple-I (each share of which was automatically converted into one share of the Company in the mergers of Autologic and Triple-I into the Company) from November 1, 1995 until the merger on January 29, 1996 and of the Company thereafter with (i) The Nasdaq Stock Market Index, and (ii) a published industry group index of all other publicly held companies that are included within the four-digit Standard Industrial Code (3555) for printing trades machinery and equipment manufacturers, which is maintained by Media General Financial Services, Inc. (the "SIC Index"). The comparison assumes $100 was invested on November 1, 1995 in Common Stock of Triple-I and in each of the comparison groups, and assumes reinvestment of dividends (neither Triple-I nor the Company paid any dividends during the periods):



                                    [GRAPH]


At November 1,                             1995   1996    1997   1998   1999   2000
-----------------------------------------------------------------------------------
Autologic Information International, Inc.   100     55      74     42     23     24
SIC Code Index                              100     63      62     30     33     35
NASDAQ Market Index                         100    117     154    174    287    338

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date and written representations that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's fiscal year ended November 3, 2000 were timely filed.

                              CERTAIN TRANSACTIONS


As part of the mergers of Triple-I and Autologic into the Company on January 29, 1966 (the "Merger"), the Company entered into a three-year lease with Volt Realty Two, Inc., a wholly owned subsidiary of Volt (the "Landlord"), pursuant to which the Company has been leasing approximately 134,000 square feet of space in Thousand Oaks, California, formerly occupied by Autologic, at a rental which was initially $6.00 per square foot per year, a rental based upon prevailing rentals charged in the area at the time the merger agreement was entered into. Pursuant to the terms of the lease, as amended, in December 1996, the Company's Board of Directors established a new rental rate based on prevailing rates in the general area, which resulted in a slight decrease in rent. The Company and the Landlord have continued to operate under the terms of the lease since its expiration. During fiscal 2000, the Company paid rent to the Landlord aggregating $776,000. The Company is also obligated to pay all real estate taxes, insurance, utilities and repairs related to the leased premises.

Subsequent to the Merger, which resulted in a reduction of the combined administrative staffs of Triple-I and Autologic, Volt has continued to provide certain on-going legal and financial services, for which the Company pays Volt a monthly fee of $3,000. The Company believes this fee is fair and reasonable for the services provided. In addition, Volt pays certain insurance premiums and incurs certain other costs on behalf of the Company and is reimbursed for those premiums and costs by the Company, which benefits from Volt's greater purchasing power. The Company sells equipment and service to Volt for resale and internal use. These sales to Volt, if for resale, are priced at approximately 80% of normal end-user prices and, if for internal use, at normal end-user prices. Sales to Volt aggregated $98,000 during fiscal 2000.

At November 3, 2000, Volt owed the Company $45,000, and at February 15, 2001, the Company owed Volt $113,000 related to post-Merger activity. These amounts do not bear interest.

During fiscal year 2000, the Company's United Kingdom subsidiary agreed to provide certain on-going financial services to Volt's European subsidiaries, for which Volt paid the Company the sum of $64,471. Fees charged for services are at the same rates charged by the Company's subsidiary to unaffiliated third parties.

The Company believes that each of the foregoing arrangements is on terms and conditions no less favorable to it than would prevail with unaffiliated third parties.

          PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Ernst & Young LLP ("Ernst & Young") as the independent auditors of the Company for the year ending November 4, 2001, subject to ratification by the Company's stockholders at the Meeting. Ernst & Young (which, with its predecessors, had been Autologic's independent auditors since 1971 and has been Volt's independent auditors since 1968) has acted for the Company in such capacity since fiscal 1996. A resolution for such ratification will be submitted for consideration.

AUDIT FEES

Audit fees billed to the Company by Ernst & Young for its audit of the Company's annual financial statements for the year ended November 3, 2000 and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year totaled $185,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The Company did not engage Ernst & Young to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended November 3, 2000.

ALL OTHER FEES

Fees billed to the Company by Ernst & Young during the Company's 2000 fiscal year for all other non-audit services rendered to the Company totaled $72,000 for tax related services. In connection with the recently revised standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young.

Ernst & Young has indicated to the Company that it intends to have a representative present at the Meeting who will be available to respond to appropriate questions. This representative will have the opportunity to make a statement if he so desires. If the resolution selecting Ernst & Young as independent public accountants is adopted by stockholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company's best interests. Any such future selection need not be submitted to a vote of stockholders.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal, will be required to adopt this proposal. The Board of Directors recommends that stockholders vote FOR this proposal.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy relating to that meeting. In order to be included in the Company's Proxy Statement for a meeting, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's next Annual Meeting of Stockholders must be received at 1050 Rancho Conejo Boulevard, Thousand Oaks, CA 91320, by November 1, 2001. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company.

The Company's By-Laws require stockholders who intend to nominate directors at any Annual Meeting or special meeting or propose new business at any Annual Meeting to provide advance notice of the intended action, as well as certain additional information, to the Company. Such notice and information should be received by the Secretary of the Company at 1050 Rancho Conejo Boulevard, Thousand Oaks California 91320 not less than 120 nor more than 150 days prior to the anniversary date of the notice of the Annual Meeting of Stockholders held in the immediately preceding year; provided however that, in the event the date of the Annual Meeting is changed by more than 30 days from such anniversary date, advance notice by a stockholder must be received by the Company no less than 120 nor more than 150 days prior to the forthcoming Annual Meeting or, if later, not later than the close of business on the tenth calendar day following the date on which formal notice of the Annual Meeting is mailed or otherwise first publicly announced. Copies of the By-Law provision is available upon request made to the Secretary of the Company. No such notice was received by the Company with respect to the Meeting.


ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the year ended November 3, 2000, which has been filed with the Securities and Exchange Commission, is included in the Company's 2000 Annual Report to Stockholders, which is being transmitted to stockholders with this Proxy Statement. Neither the Annual Report to Stockholders nor Annual Report on Form 10-K are deemed incorporated herein. Extra copies of the Form 10-K Report are available, without charge, to stockholders. Requests for a copy of that report should be addressed to the Chief Financial Officer of the Company, at 1050 Rancho Conejo Boulevard, Thousand Oaks, CA 91320.


                       By Order of the Board of Directors,

                               Howard B. Weinreich
                                    Secretary


March 5, 2001

                                   APPENDIX A


                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.
                             AUDIT COMMITTEE CHARTER
                         (as amended February 26, 2001)


ORGANIZATION

There shall be a committee of the Board of Directors known as the Audit Committee. The Audit Committee shall be composed of three or more directors, appointed by the Board of Directors, at least two of whom are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Members will be financially literate and at least one will have accounting or related financial management expertise. Audit Committee members shall meet the requirements of the listing standards of the NASDAQ National Market. A majority shall constitute a quorum of the Audit Committee. A majority of the members in attendance shall decide any questions brought before any meeting of the Audit Committee.


STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the publicly distributed financial reports of the Company.


RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to oversee the corporate accounting and reporting practices of the Company, relative to internal controls and generally accepted accounting principles. In so doing, the Audit Committee should maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

In carrying out its responsibilities, the Audit Committee will:

1. Recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

2. Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee.

3.  Review the independence and performance of the independent auditors.

4. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion of the audit, review such audit, including comments or recommendations of the independent auditors.

5. Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such controls or particular areas where new or more detailed controls or procedures are desirable. Discuss with the independent auditors significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

6. Review the internal audit function of the Company, including its independence, authority, reporting obligations, organizational structure, staff qualifications and the proposed internal audit plans for the current year.

7. Review the Company's annual audited financial statements prior to filing or distribution with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

8. Review with financial management and the independent auditors the Company's quarterly financial results, and discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61.

9. Review with financial management and the independent auditors their judgments about the accounting principles employed by the Company.

10. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

11. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

12. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

13. Review and reassess the adequacy of this charter at least annually. Submit this charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission regulations.

14. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Audit Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

-------------------------------------------------------------------------------
                                  DETACH HERE

                                     PROXY

                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 THE COMPANY FOR ANNUAL MEETING, APRIL 4, 2001

      The undersigned hereby appoints William Shaw, Alvin J. Brunner and Howard
B. Weinreich, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of the Company to be held at the principal office of the Company located at 1050 Rancho Conejo Boulevard, Thousand Oaks, California on Wednesday, April 4, 2001 at 9:30 a.m. local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement related to the meeting and (2) in their discretion upon such other matters as may come before the meeting.

      The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
(3) Annual Report of the Company for the fiscal year ended November 3, 2000.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

-------------                                                      -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                               SIDE
-------------                                                      -------------

March 2, 2001

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Autologic Information International, Inc. to be held at 9:30 a.m. on Wednesday, April 4, 2001 at Autologic Information International, Inc. located at 1050 Rancho Conejo Boulevard, Thousand Oaks, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided which requires no postage if mailed in the United States. If you do plan to attend the meeting, please mark the appropriate box on the proxy.


                                          Sincerely,

                                          Howard B. Weinreich
                                          Secretary


-------------------------------------------------------------------------------
                                  DETACH HERE


    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSAL 2.

1.  Election of Directors.                                                                       FOR   AGAINST  ABSTAIN
    NOMINEES: (01) Leroy M. Bell, (02) Alvin J.      2.  Ratification of selection of auditors.  [ ]     [ ]      [ ]
              Brunner, (03) Eugene L. Falk, (04)
              James J. Groberg, (05) Paul H.
              McGarrell, (06) Jerome Shaw and (07)
              William Shaw

      FOR                      WITHHELD
      ALL     [ ]          [ ] FROM ALL
    NOMINEES                   NOMINEES


[ ]______________________________________________
To withhold authority to vote for specified nominee(s), mark the box to the left and write that nominee's name above.

                                                     MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [ ]

                                                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                     Please vote and sign exactly as your name(s) appears.
                                                     If more than one name appears, all should sign. If
                                                     signing as attorney, administrator, trustee or
                                                     guardian, please indicate the capacity in which you
                                                     are acting. Proxies executed by corporations should be
                                                     signed by a duly authorized officer. PLEASE SIGN, DATE
                                                     AND MAIL. THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                                     ENVELOPE.

 Signature: _____________________ Date: __________   Signature: ___________________________ Date: __________